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                                                                      Exhibit 22

                           Subsidiaries of Registrant

Company
LTX (Europe) Limited..........................................................    United Kingdom         100%
LTX International Inc., Domestic International Sales Corporation (DISC).......    Delaware               100%
LTX (Deutschland) GmBH........................................................    West Germany           100%
LTX France S.A................................................................    France                 100%
LTX Test Systems Corporation..................................................    Delaware               100%
LTX (Italia) S.r..............................................................    Italy                  100%
LTX (Foreign Sales Corporation) B.V...........................................    The Netherlands        100%
LTX Asia International, Inc...................................................    Delaware               100%
LTX Israel Limited............................................................    Israel                 100%
LTX (Malaysia) SDN.BHD........................................................    Malaysia               100%


     The subsidiaries listed are all included in the consolidated financial statements of the Company.